GEORGIA-PACIFIC CORPORATION
                        1990 LONG-TERM INCENTIVE PLAN

                          (Effective March 9, 1990)














                         GEORGIA-PACIFIC CORPORATION

                        1990 LONG-TERM INCENTIVE PLAN

         By action of its Board of Directors and subject to the approval of its shareholders, Georgia-Pacific Corporation has established the following incentive compensation plan for specified key employees, to be known as the "Georgia-Pacific Corporation 1990 Long-Term Incentive Plan" and to be effective as of the Effective Date specified below. The purposes of this Plan are to attract and retain qualified and competent employees and to enhance the growth and profitability of Georgia-Pacific Corporation (the "Company") and its Subsidiaries by providing the incentive of long-term rewards for continued employment and the attainment of established performance objectives. Awards of restricted shares of Stock will be assigned to officers and key employees who are capable of having a significant impact on the performance of the Company and its Subsidiaries and to correlate further the interests of such officers and employees with those of the Company's share- holders.
                                  ARTICLE I
                                 DEFINITIONS

         For purposes of this Plan, the following terms or phrases shall have the indicated meanings:

         1.1   Achieved Performance.

               At any given date, the Achieved Performance is calculated by dividing the Average Stock Price as of that date by the applicable Initial Stock Price.

         1.2   Average Stock Price.

               At any given date, the Average Stock Price is equal to the average Fair Market Value of the Stock for twenty (20) consecutive trading days (ending on and including the date of calculation) after the Effective Date but prior to the end of the Term of this Plan. The Average Stock Price shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

         1.3   Award Date.

               The Award Date is the date as of which an award pursuant to
Section 3.2 shall be deemed to have been made and shall be the date during the Term of the Plan upon which the Achieved Performance first attains a Performance Target.

         1.4   Board.

               The Board of Directors of the Company.

         1.5   Cause.

               "Cause" shall mean any of the following: (i) the willful and continued failure of a Participant to perform satisfactorily the duties consistent with his title and position reasonably required of him by the Board or supervising management (other than by reason of incapacity due to physical or mental illness); (ii) the commission by a Participant of a felony, or the perpetration by a Participant of a dishonest act or common law fraud against the Company or any of its Subsidiaries; or (iii) any other willful act or omission which is injurious to the financial condition or business reputation of the Company or any of its Subsidiaries.

         1.6   Company.

               Georgia-Pacific Corporation, a Georgia corporation, its successors and assigns.

         1.7   Effective Date.

               The Effective Date of this Plan, which shall be the date upon which this Plan is approved by the Board, subject to the subsequent approval of the shareholders of the Company.

         1.8   Fair Market Value of the Stock.

               On any date, the mean between the high and low sales prices of a share of Stock on that date as reported in The Wall
Street Journal, New York Stock Exchange-Composite Transactions, or as reported in any successor quotation system adopted prospectively for this purpose by the Plan Administrator, in its discretion. The Fair Market Value of the Stock shall be rounded to the nearest whole cent (with 0.5 cent being rounded to the next higher whole cent).

         1.9   Good Reason.

               With respect to any Participant and any award made under
Section 3.2: (i) failure to elect or reelect or to appoint or reappoint the Participant to, or removal of the Participant from, the position which the Participant holds with the Company or a Subsidiary on the Award Date with respect to such award or any position the Participant subsequently agrees to accept; (ii) substantial change by the Board or supervising management in the Participant's functions, duties or responsibilities, which change would cause the Participant's position with the Company or a Subsidiary to become of less dignity, responsibility, importance or scope than the position held by the Participant on the Award Date with respect to such award or any position the Participant subsequently agrees to accept; or (iii) a substantial reduction of the Participant's annual base salary from the level in effect on the Award Date with respect to such award or from any level established thereafter with the agreement of the Participant.

         1.10   Grant Date.

                  With respect to a Participant under Section 2.1, the Effective Date; with respect to a Post-Effective Date Participant under Section 2.2 or an Additional Share Allocation for an existing Participant under Section 2.3, the effective date specified in the written notice described in those Sections.

         1.11   Initial Stock Price.

                The Initial Stock Price shall be the Stock price specified by the Board (for Initial Participants) or by the Committee (for Additional Participants or Additional Share Allocations) as the base price to be used in determining the Achieved Performance with respect to a given Share Allocation.

         1.12   Participant.

                An employee or officer of the Company or any Subsidiary designated as a participant in this Plan in accordance with Article II.

         1.13   Performance Target.

                The Performance Target(s) are the Achieved Performance goals at which all or a specified portion of a Participants' Share Allocation will be awarded pursuant to Section 3.2 (subject to the offsets provided in that Section). The Performance Target(s) and related award percentages are as specified below:

        Performance Target
(In Terms of Achieved Performance)           Award Percentage


               1.2                                  20%
               1.4                                  40%
               1.6                                  60%
               1.8                                  80%
               2.0                                 100%


A Performance Target will be deemed to have been attained when the Achieved Performance equals or exceeds (without rounding) the Achieved Performance goals stated above.

         1.14   Plan Administrator.

                The entity designated in Section 4.1 as the administrator of this Plan.

         1.15   Plan.

                The Georgia-Pacific Corporation 1990 Long-Term Incentive Plan as described in this plan document.

         1.16   Share Allocation.

                The number of shares of Stock assigned to a Participant in accordance with Article II and Section 3.1 of the Plan which shall constitute the maximum possible award for the Participant under this Plan, provided that Share Allocations shall be subject to modification pursuant to Sections 2.3,
3.9 and 3.10 of this Plan.

         1.17   Subsidiary.

                Subsidiary shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         1.18   Stock.

                Georgia-Pacific Corporation common stock, eighty cents ($0.80) par value per share.

         1.19   Term or Term of the Plan.

                The five-year period commencing on the Effective Date and ending on the fifth anniversary of the Effective Date (inclusive).

         1.20   Vesting Date.

                The date upon which the restrictions contained in Section 3.4 lapse with respect to an award made in accordance with Section 3.2, which shall be the date which is the fifth anniversary of the Award Date with respect to such award or (in the case of earlier special vesting under Section 3.5) the date specified in Section 3.5.
                                  ARTICLE II
                                  ELIGIBILITY

         2.1   Initial Participants.

               Upon the Effective Date, the Board may designate and approve a list of Initial Participants and their respective Share Allocations. Such individuals will be considered Initial Participants for all purposes under this Plan, and their Grant Date shall be the Effective Date and, in such case, the Plan Administrator will designate the actual Initial Participants in accordance with such guidelines. In lieu of approving such a list, the Board may approve initial Share Allocation guidelines based upon management responsibility, income, position or such other criteria as the Board may select, and in such a case, the Plan Administrator will designate the actual Initial Participants and specify their Grant Date in accordance with Section
2.2 and the Board's guidelines.

         2.2   Post-Effective Date Participants.

               The Plan Administrator, in its discretion, shall have the right to add Participants to this Plan at any time during the Term of the Plan. Whenever a Participant is added pursuant to this Section 2.2, the Plan Administrator shall cause notice to be given to the Participant in writing specifying:
               (a) The effective date of Participant's participation (which shall be the date of the meeting at which the Plan Administrator approves such participation);
               (b)   The Participant's Share Allocation; and
               (c) The Initial Stock Price with respect to which the new Participant's awards will be granted.

         2.3   Additional Share Allocations.

               If, during the Term of the Plan, a Participant receives a promotion entailing a significant increase in responsibility after his original Share Allocation has been specified, the Plan Administrator may, in its discretion, grant an Additional Share Allocation to the Participant, provided that:
               (a) Such Additional Share Allocation is granted prior to the expiration of the Term of the Plan; and
               (b) The Participant involved receives written notice of the Additional Share Allocation as described below.
                     Whenever an increased Share Allocation is granted pursuant to this Section, the Plan Administrator shall cause written notice to be given to the Participant specifying:
                     (x) The effective date of the Additional Share Allocation (which shall be the date of the meeting at which the Plan Administrator approves the Additional Share Allocation);
                     (y)  The amount of the Additional Share Allocation; and
                     (z) The Initial Stock Price with respect to which awards from such Additional Share Allocation will be granted.

         2.4   Additional Participation Condition.

               Notwithstanding anything in this Article II to the contrary, on the recommendation of the management of the Company, the Committee may require any individual who (i) is designated as a Participant in this Plan during 1990 and (ii) has been granted stock options under the Georgia-Pacific Corporation 1984 Stock Option Plan during 1990 to agree to relinquish his 1990 stock option grant as a condition of participation in this Plan.
                                 ARTICLE III
                               INCENTIVE AWARDS

         3.1   Share Allocations.

               Each Participant in this Plan shall be assigned (as of the effective date of his participation) a number of shares of Stock which shall constitute his Share Allocation. No Participant shall have a right to receive the shares except to the extent specifically provided in this Plan. At no time during the Term of the Plan may the aggregate Share Allocations outstanding under this Plan exceed four million (4,000,000) shares of Stock (subject to adjustment in accordance with Sections 3.9 and 3.10). Shares assigned to a Participant's Share Allocation remain "outstanding" for purposes of this Section 3.1 until forfeited under Section 3.4 or, to the extent not awarded, until the end of the Term of the Plan. Shares not assigned to Initial Participants under Section 2.1 and shares forfeited under Section 3.4 will be available for allocation to new or existing Participants under Sections 2.2 and 2.3. Shares awarded under this Plan may be authorized as unissued shares or treasury shares.

         3.2   Performance Targets/Awards.

               Subject to the restrictions described in Sections 3.3, 3.4 and 3.5, individual awards for Share Allocations shall be made to Participants as of an Award Date. The number of shares of Stock awarded to a Participant on an Award Date shall equal the percentage of the Participant's Share Allocation specified in Section 1.13 opposite the Performance Target attained on that date, reduced by the number of shares of Stock previously awarded to Participant under this Plan. No awards may be made after the end of the Term of the Plan.

         3.3   Delivery of Shares.

               (a) Shares awarded pursuant to Section 3.2 of this Plan shall be registered in the name of the affected Participant within sixty (60) days after the Award Date. Such shares shall, however, be subject to the restrictions described in Sections 3.4 and 3.5 below until the Vesting Date for such shares, and the certificates evidencing the shares shall bear a legend noticing those restrictions either specifically or by reference to the provisions of this Plan. Such shares, when issued in accordance with this Plan, shall be deemed to be fully paid and nonassessable. Certificates representing such shares shall be held in the custody of the Company (or its designated agent). Each Participant shall supply the Company with an executed stock power with respect to each such stock certificate.
               (b) Certificates representing awarded shares (without the legend described in Section 3.3(a)) which have vested pursuant to Sections 3.4 or 3.5 shall be delivered to the affected Participant within ten (10) business days after the Vesting Date with respect to such shares. At such time, the stock powers described in Section 3.3(a) will be destroyed.
         3.4   Restrictions on Awarded Shares/Forfeitures.

               Shares awarded pursuant to Section 3.2 of this Plan will be subject to the following restrictions until their respective Vesting Dates:

               (a) Subject to Section 3.5, if the Participant's employment with the Company and its subsidiaries is terminated for any reason prior to the Vesting Date for an award, the Participant shall forfeit all rights with respect to the shares included in that award, and the certificates evidencing such shares shall be null, void and of no effect as of the date his employment terminates. Such shares shall revert to the Company as treasury stock and may, in the sole discretion of the Company, be cancelled or retained as treasury stock and, even if cancelled, shall be available for reissue as part of future awards under this Plan.

               (b) Prior to the Vesting Date with respect to such shares, the shares shall be nontransferable and may not be sold, hypothecated or otherwise assigned or conveyed by a Participant to any party.
               Any shares of stock accruing to awarded shares as a result of any adjustment under Sections 3.9 or 3.10 will be subject to the same restrictions (and have the same Vesting Date) as the shares to which they accrue.
         3.5   Special Vesting.

               (a) Notwithstanding anything in Section 3.4 to the contrary, awards will vest upon the earliest of:
                     (i)  The date a Participant terminates
         employment with the Company and its Subsidiaries after attaining age sixty-five (65) or for Good Reason;
                     (ii) The date the Company terminates the employment of a Participant for reasons other than Cause;
                     (iii)The date the Participant dies; or
                     (iv) The date the Participant becomes totally disabled as determined by the Plan Administrator in its sole discretion.
               (b) Notwithstanding anything in subsection (a) to the contrary, a Participant who, on the Effective Date, both is an officer of the Company participating in this Plan and has attained age sixty-two (62) and who, after the Effective Date, terminates employment with the Company and its Subsidiaries either:
                     (i)  After attaining age sixty-five (65); or
                     (ii) On account of total disability (as
         determined by the Plan Administrator in its sole discretion) shall continue to participate in this Plan (and be eligible for additional awards) as if he were still actively employed by the Company or a Subsidiary. The post-termination awards of any Participant described in this subsection
(b) shall vest on the respective Award Dates of such awards and shall be distributed thereafter in accordance with the provisions of Section 3.3. The continued Plan participation of any Participant described in this subsection
(b) who dies after terminating employment with the Company and its Subsidiaries will cease as of his date of death.
               (c) The dates specified in this Section 3.5 shall be considered Vesting Dates for purposes of this Plan.

         3.6   Ownership Rights.

               Except as provided in Section 3.4, Participants who hold shares of restricted stock awarded pursuant to Section 3.2 shall exercise all ownership rights (including, without limitation, the right to vote and the right to receive dividends) with respect to such shares, provided that voting and dividend rights with respect to the shares will be exercisable only if the date of record for the proxy distribution or dividend falls on or after an Award Date and before the effective date of a forfeiture of the shares under
Section 3.4. Participants shall have the same rights with respect to any shares of stock accruing to awarded shares as a result of any adjustment under Sections 3.9 and 3.10.

         3.7   Additional Bonus.

               (a) With respect to each award that vests, the Company will pay on behalf of the Participant for the taxable year in which the Vesting Date falls a bonus computed as follows (subject to the limitation of subsection (d)):
         (1) Determine the aggregate Fair Market Value of the award shares on the Vesting Date, which value shall equal the number of shares of Stock included in the vested award multiplied by the Fair Market Value of the Stock on the Vesting Date if that date is a trading date or, if not, the next preceding trading date;
                     (2)  Multiply the result in (a)(1) by a fraction
                                      T

                              1 - T

where T equals the sum of the highest statutory marginal federal and Georgia income tax rates, expressed in decimal form, applicable to individuals resident in Georgia on personal service income. For purposes of calculating the fraction described in this subsection (a)(2), the "highest statutory marginal federal and Georgia tax rates . . . on personal service income" shall be the appropriate rates for the calendar year in which the Vesting Date falls.
               (b) The bonus under this Section 3.7 shall not be paid directly to the Participant, but shall be withheld for taxes.
               (c) The appropriate bonus amount under this Section 3.7 for a given calendar year will be calculated by the Company and reviewed by an independent auditor and paid on behalf of Participants in accordance with subsection (b) during (or for attribution to) the calendar year for which the tax is imposed. For purposes of this subsection, "independent auditor" shall mean a nationally recognized certified public accounting firm.
               (d) Notwithstanding anything in this Section 3.7 to the contrary, in no event shall the bonus paid pursuant to this Section exceed one hundred percent (100%) of the aggregate Fair Market Value of the award shares on the Vesting Date as calculated in subsection (a)(1).

         3.8   No Bar to Corporate Restructuring.

               The existence of this Plan or outstanding awards under this Plan shall not affect in any way the right or power of the Company or its stockholders to make or authorize any and all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

         3.9   Capital Readjustments/Share Allocation Modifications.

               The shares included in Share Allocations granted under this Plan are shares of the Stock as constituted on the Effective Date of this Plan, but if, and whenever, after such Effective Date and prior to the earlier of the last day of the Term of this Plan or the delivery by the Company of all of the shares of Stock included in Participant Share Allocations, the Company shall effect:
               (a)   A change in the par value of its Stock;
               (b) A change in the number of shares of Stock having par value into the same or a different number of shares without par value;
               (c)   A subdivision or consolidation of shares;
               (d)   Any other capital readjustment;
               (e)   The payment of a stock dividend; or
               (f) Any other increase or reduction of the number of shares of Stock outstanding; without the receipt of consideration by the Company, then
               (x) in the event of any increase in the number of such shares outstanding, the number of shares of Stock not yet awarded then remaining in Share Allocations hereunder shall be proportionately increased;
               (y) In the event of a reduction in the number of such shares outstanding, the number of shares of Stock not yet awarded and then remaining in Share Allocations hereunder shall be proportionately reduced; and
               (z) In the event of no change in the number of shares outstanding in connection with a change in par value of the Stock or a change from par value to no par value, the shares resulting from any such change shall be deemed to be Stock under this Plan.
The Plan Administrator shall make concomitant adjustments in the maximum outstanding Share Allocation specified in Section 3.1, the Initial Stock Price(s) and the Fair Market Value of the Stock, as appropriate.

         3.10 Mergers and Consolidations. In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company (in a situation not covered under Section 3.9) or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of the foregoing (each such transaction being herein called a "Transaction," and the Company (in the case of the recapitalization of the Common Stock) or such other corporation or entity (in the case of a merger, consolidation or such sale) being herein called the "Acquiring Company"), then, as a condition of the consummation of the Transaction, lawful and adequate provision shall be made so that (i) each Participant shall be entitled to receive, in lieu of the Shares which were awarded to such Participant and are still subject to the restrictions contained in Section 3.4 of this Agreement on or prior to the consummation of the Transaction, the securities or other property to which each such Participant would have been entitled upon consummation of the Transaction if such Participant had been able to tender or otherwise transfer his Shares without restriction, and (ii) if the remaining term of this Plan equals or exceeds eighteen (18) months, a plan substantially similar to this Plan is adopted by the Acquiring Company, effective the date of the consummation of the Transaction, which will provide benefits substantially similar to the benefits remaining under this Plan at the time of the consummation of the Transaction. Any such securities or other property received as contemplated in clause (i) above shall be held by the Company or its successor (or an agent designated by the Company or such successor) until the restrictions as set forth in Section 3.4 of this Agreement shall have lapsed.
         3.11   Legal Impediments to Implementation.

                Anything in this Plan to the contrary notwithstanding, if at any time specified herein for the award or delivery of restricted shares to Participants or for the payment of cash bonuses to Participants, any law or regulations of any governmental authority having jurisdiction in the matter shall require either the Company or the Participant to take any action or refrain from action in connection therewith, then the award or delivery of such shares or the payment of such cash bonuses shall be deferred until such action shall have been taken or such restriction on action shall have been removed.
         3.12   Fractional Shares.

                Notwithstanding anything in this Plan to the contrary, Share Allocations and awards shall always be in whole numbers of shares. In the event any adjustment to a Share Allocation or the calculation of an award pursuant to this Plan would otherwise result in the creation of a fractional share interest, the affected Share Allocation or award shall be rounded to the nearest whole share (with 0.5 share rounded to the next higher whole number).

                                  ARTICLE IV
                             PLAN ADMINISTRATION

         4.1   Plan Administrator.

               The Plan will be administered by the Stock Option Plan and Management Compensation Committee of the Board. Decisions and determinations by the Committee shall be final and binding upon all parties, including the Company, shareholders, Participants and other employees. The Committee shall have the authority to interpret the Plan, to adopt and revise rules and regulations relating to the Plan and to make any other determinations which it believes necessary or advisable for the administration of the Plan. No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to the member's own willful misconduct or lack of good faith. Where specified in this Plan, Plan Administrator actions will be subject to approval of the shareholders of the Company.

         4.2   Delegation.

               The Committee is expressly authorized to appoint one or more individuals, who need not be members of the Committee, or entities (which may be the Company) to act as its agent in the administration of this Plan. Such agents shall serve at the pleasure of the Committee. Notwithstanding anything in this Section 4.2 to the contrary, the Committee may not delegate its authority to add Participants or to make or adjust grants of Stock under this Plan.
                                  ARTICLE V
                        AMENDMENT AND PLAN TERMINATION

         5.1 The Board expressly reserves the right to amend or terminate the Plan at any time, provided, however, that no amendment or termination shall have the effect of reducing the number of shares of Stock awarded to a Participant after an Award Date or otherwise changing the Plan provisions as they impact such previously awarded shares of Stock (except as may be required by law) without the written approval of the affected Participant(s). Notwithstanding the foregoing, no amendment may, without the approval of the Shareholders of the Company:
               (a) Increase the maximum number of shares of Stock authorized for Share Allocations under Section 3.1 (increases pursuant to Sections 3.9 and 3.10 will not be considered amend- ments for purposes of this Section); or
               (b)   Extend the Term of this Plan.
Subject to the foregoing, the Board may amend the Plan to add, modify or delete any provisions to the extent necessary to comply with provisions of federal and state securities law.
                                  ARTICLE VI
                           MISCELLANEOUS PROVISIONS

         6.1   Non-Transferability/Designation of Beneficiary.

               (a) Except as provided in subparagraph (b), a Participant may not either voluntarily or involuntarily assign, anticipate, alienate, commute, pledge or encumber any award to which he is or may become entitled to under the Plan, nor may the same be subject to attachment or garnishment by any creditor of a Participant.
               (b) Notwithstanding anything in subsection (a) to the contrary, a Participant must designate a person or persons to receive, in the event of his death, any rights to which he would be entitled under the Plan. Such a designation shall be made in writing, and filed with the Company. A beneficiary designation may be changed or revoked by a Participant at any time by filing a written statement of such change or revocation with the Company. If a Participant fails to designate a beneficiary, then his estate shall be deemed to be his beneficiary.

         6.2   Continued Employment.

               Although the Company intends the awards and bonuses under this Plan to be a term of employment and a part of each Participant's compensation and benefits package, nothing in the establishment of the Plan is to be construed as giving any Participant the right to be retained in the employment of the Company.

         6.3   Awards Unfunded.

               The awards and bonuses provided pursuant to this Plan (if any) shall be provided solely from the general assets of the Corporation. No trust or other funding device providing for the identification or segregation of assets to fund Plan awards or bonuses has been established, nor is it the Company's intention to do so. Each Participant shall be a general and unsecured creditor of the Company with respect to any interest he may have under this Plan, provided that awards of Stock with respect to which certificates have been issued pursuant to Section 3.3 of this Plan shall be deemed to be property of the Participant in whose name they are issued subject to the ownership restrictions described in Section 3.4. With respect to such Stock, the Company shall be deemed a custodian.
         6.4   Taxation of Awards.

               Awards and bonuses under this Plan will be compen- sation subject to federal and state tax withholding (including, without limitation, FICA withholding) in the calendar year in which they vest or (in the case of bonuses only) are paid. Withholding will be paid out of the cash bonus described in Section 3.7(a).

         6.5   Retirement Plans and Welfare Benefit Plans.

               Except as otherwise specified in this Plan and the plan in question, awards and bonuses will not be included as "compensation" for purposes of the Company's retirement plans (both qualified and non-qualified) or welfare benefit plans.

         6.6   Governing Law.

               The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Georgia and, where applicable, federal law.

         6.7   Severability.

               If any provision of this Plan should be held illegal or invalid for any reason, such determination shall not affect the provisions of this Plan, but instead the Plan shall be construed as if such provisions had never been included herein.

         6.8   Headings/Gender.

               Headings contained in this Plan are for convenience only and shall in no event be construed as part of this Plan. Any reference to the masculine, feminine or neuter gender shall be a reference to other genders as appropriate.
                                 ARTICLE VII
                     EFFECTIVE DATE/SHAREHOLDER APPROVAL

         7.1   Effective Date.

               This Plan shall become effective on the Effective Date as defined in Section 1.7.

         7.2   Shareholder Approval.

               Notwithstanding anything in this Plan to the contrary, the Plan shall be null and void from inception if the Plan is not approved by affirmative votes of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable corporate law of the State of Georgia and the By-Laws of the Company on or prior to March 9, 1991.